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                                                                   EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-102776 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-4 of (i) our reports dated March 7, 2003, (each report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill in 2002 and derivatives instruments in 2001), with respect to the consolidated financial statements and financial statement schedules of Enterprise Products Partners L.P. and of Enterprise Products Operating L.P. appearing in the Combined Annual Report on Form 10-K of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. for the year ended December 31, 2002,
(ii) our report dated March 15, 2003 with respect to the balance sheet of Enterprise Products GP, LLC, appearing in Exhibit 99.1 in the Annual Report on Form 10-K of Enterprise Products Partners L.P., and (iii) to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
April 15, 2003